                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-30344 and 333-51430) and on Form S-8 (Nos. 333-73904, 333-55978, 333-53446, 333-32096, 333-32092 and 333-65923) of Hanover
Compressor Company of our report dated March 8, 2000, except as to the stock split described in Note 16 which is as of June 14, 2000, and except for Notes 18 and 19, as to which the dates are February 1, 2001 and November 18, 2002, respectively relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP


Houston, Texas
December 23, 2002